UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 23, 2013

Date of Report (Date of earliest event reported)

CVR Refining, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35781	37-1702463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices)

(281) 207-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Initial Public Offering

On January 23, 2013, CVR Refining, LP (the “Partnership”), completed its initial public offering (the “Offering”) of 24,000,000 common units representing limited partner interests (the “Common Units”) at a public offering price of $25.00 per Common Unit. The 24,000,000 Common Units includes 4,000,000 Common Units sold to Icahn Enterprises Holdings L.P. (“IEP Holdings”). In connection with the Offering, the Partnership granted the underwriters a 30-day over-allotment option (the “Option”) for up to an additional 3,600,000 Common Units. On January 25, 2013, the representatives of the underwriters notified the Partnership of their exercise of the Option in full, the closing of which will take place on January 30, 2013. The net proceeds received from the underwriters’ exercise of the Option will be distributed to CVR Refining Holdings, LLC (“CVR Refining Holdings”). Following the issuance of 3,600,000 Common Units to the underwriters pursuant to the Option, CVR Energy, Inc. (“CVR Energy”) will indirectly own approximately 81.3% of the Partnership’s outstanding Common Units. In connection with the Offering, the Partnership and its operating subsidiaries entered into various intercompany agreements, as described below.

Registration Rights Agreement

On January 23, 2013, in connection with the closing of the Offering, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with IEP Holdings, CVR Refining Holdings and CVR Refining Holdings Sub, LLC (“CVR Refining Holdings Sub”), pursuant to which the Partnership may be required to register the sale of Common Units held by IEP Holdings, CVR Refining Holdings and CVR Refining Holdings Sub. Under the Registration Rights Agreement, IEP Holdings, CVR Refining Holdings and CVR Refining Holdings Sub have the right to request that the Partnership register the sale of Common Units held by them on their behalf on six occasions, including requiring the Partnership to make available shelf registration statements permitting sales of Common Units into the market from time to time over an extended period, and requiring the Partnership to undertake a public or private offering and use the proceeds (net of underwriting or placement agency discounts, fees and commissions, as applicable) to redeem an equal number of Common Units from them. In addition, IEP Holdings, CVR Refining Holdings and CVR Refining Holdings Sub and their permitted transferees have the ability to exercise certain piggyback registration rights with respect to their securities if the Partnership elects to register any of its equity interests. The Registration Rights Agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses. All of the Partnership’s Common Units held by IEP Holdings, CVR Refining Holdings and CVR Refining Holdings Sub and any permitted transferee will be entitled to these registration rights.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Services Agreement with CVR Energy

On December 31, 2012, the Partnership and CVR Refining GP, LLC, the general partner of the Partnership (the “General Partner”), entered into a Services Agreement (the “Services Agreement”) with CVR Energy. Under this agreement, the Partnership and the General Partner will obtain certain management and other services from CVR Energy in order to conduct the Partnership’s day-to-day business operations. CVR Energy will provide the Partnership with the following services under the agreement, among others (i) services from CVR Energy’s employees in capacities equivalent to the capacities of corporate executive officers, except that those who serve in such capacities under the agreement shall serve the Partnership and the General Partner on a shared, part-time basis only, unless agreed otherwise; (ii) administrative and professional services, including legal, accounting services, human resources, insurance, tax, credit, finance, government affairs and regulatory affairs; (iii) management of the Partnership’s property and the property of its subsidiaries in the ordinary course of business; (iv) recommendations on capital raising activities to the board of directors of the General Partner, including the issuance of debt or equity interests, the entry into credit facilities and other capital market transactions; (v) managing and overseeing litigation and administrative or regulatory proceedings, establishing appropriate insurance policies and providing safety and environmental advice; (vi) recommending the payment of distributions; and (vii) managing or providing advice for other projects, including acquisitions, as may be agreed by CVR Energy and the General Partner from time to time.

As payment for services provided under the agreement, the Partnership, the General Partner, or the Partnership’s subsidiaries must pay CVR Energy (i) all costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, other than administrative personnel, who provide the Partnership services under the agreement on a full-time basis, but excluding share-based compensation; (ii) a prorated share of costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, including administrative personnel, who provide the Partnership services under the agreement on a part-time basis, but excluding share-based compensation, and such prorated share shall be determined by CVR Energy on a commercially reasonable basis, based on the percent of total working time such shared personnel are engaged in performing services for the Partnership or the General Partner; (iii) a prorated share of certain administrative costs, including office costs, services by outside vendors, other sales, general and administrative costs and depreciation and amortization; and (iv) various other administrative costs in accordance with the terms of the Services Agreement, including travel, insurance, legal and audit services, government and public relations and bank charges.

The foregoing description is qualified in its entirety by reference to the full text of the Services Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Trademark License Agreement

On January 23, 2013, in connection with the closing of the Offering, the Partnership entered into a Trademark License Agreement (the “Trademark License Agreement”), pursuant to which CVR Energy granted the Partnership a non-exclusive, non-transferrable license to use the Coffeyville Resources, LLC (“Coffeyville Resources”) trademarks in connection with the Partnership’s business. Pursuant to Trademark License Agreement, the Partnership agreed to use the marks only in the form and manner and with appropriate legends as prescribed from time to time by CVR Energy, and agreed that the nature and quality of the business that uses the marks will conform to standards currently applied by CVR Energy.

The foregoing description is qualified in its entirety by reference to the full text of the Trademark License Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Intercompany Credit Facility

On January 23, 2013, in connection with the closing of the Offering, the Partnership entered into a new $150 million senior unsecured revolving credit facility (the “Intercompany Credit Facility”) with Coffeyville Resources as the lender to fund growth capital expenditures. The Intercompany Credit Facility is for a term of six years and bears interest at a rate of LIBOR plus 3% per annum.

The Intercompany Credit Facility contains covenants that require the Partnership to, among other things, notify Coffeyville Resources of the occurrence of any default or event of default and provide Coffeyville Resources with information in respect of the Partnership’s business and financial status as it may reasonably require, including, but not limited to, copies of the Partnership’s unaudited quarterly financial statements and audited annual financial statements. In addition, the Intercompany Credit Facility contains customary events of default, including, among others, failure to pay any sum payable when due; the occurrence of a default of other indebtedness in excess of $25.0 million; and the occurrence of an event that results in either (i) Coffeyville Resources no longer directly or indirectly controlling the General Partner, or (ii) Coffeyville Resources and its affiliates no longer owning a majority of the Partnership’s equity interests.

The foregoing description is qualified in its entirety by reference to the full text of the Intercompany Credit Facility, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the General Partner, CVR Refining Holdings and CVR Refining Holdings Sub is an indirect wholly owned subsidiary of CVR Energy. As a result, certain individuals, including officers and directors of the General Partner and CVR Energy, serve as officers and/or directors of more than one of such other entities.

As more fully described in the section “Certain Relationships and Related Party Transactions” of the prospectus, dated January 16, 2013 (the “Prospectus”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on January 18, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, following the issuance to the underwriters of 3,600,000 Common Units pursuant to their exercise in full of the Option, CVR Energy will indirectly own approximately 81.3% of the Partnership’s outstanding Common Units. The General Partner owns a non-economic general partner interest in the Partnership. In addition, IEP Holdings owns approximately 2.7% of the Partnership’s outstanding Common Units. Icahn Enterprises is the majority stockholder of CVR Energy.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Intercompany Credit Facility provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.03	Material Modification of Rights of Security Holders.

The description of the Partnership Agreement (as defined below) under Item 5.03 is incorporated in this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP

On January 23, 2013, in connection with the closing of the Offering, the General Partner, CVR Refining Holdings and CVR Refining Holdings Sub adopted the Partnership’s First Amended and Restated Agreement of Limited Partnership Agreement (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP, dated as of January 23, 2013

10.1	Registration Rights Agreement, dated as of January 23, 2013, by and among CVR Refining, LP, Icahn Enterprises Holdings L.P., CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC

10.2	Services Agreement, dated December 31, 2012, by and among CVR Refining, LP, CVR Refining GP, LLC and CVR Energy, Inc.

10.3	Trademark License Agreement, dated as of January 23, 2013, by and among CVR Refining, LP and CVR Energy, Inc.

10.4	Senior Unsecured Revolving Credit Agreement, dated as of January 23, 2013, by and among CVR Refining, LLC and Coffeyville Resources, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVR REFINING, LP

	By:	CVR Refining GP, LLC,
its general partner

Date: January 29, 2013	By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

3.1	First Amended and Restated Agreement of Limited Partnership of CVR Refining, LP, dated as of January 23, 2013

10.1	Registration Rights Agreement, dated as of January 23, 2013, by and among CVR Refining, LP, Icahn Enterprises Holdings L.P., CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC

10.2	Services Agreement, dated December 31, 2012, by and among CVR Refining, LP, CVR Refining GP, LLC and CVR Energy, Inc.

10.3	Trademark License Agreement, dated as of January 23, 2013, by and among CVR Refining, LP and CVR Energy, Inc.

10.4	Senior Unsecured Revolving Credit Agreement, dated as of January 23, 2013, by and among CVR Refining, LLC and Coffeyville Resources, LLC